December 2010

Safe Harbor Pages
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Forward Looking Statements

To the extent any statements made in this presentation contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-
looking statements”).

These forward-looking statements relate to, among other things, the expected benefits of the proposed merger such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; and the expected timing of the completion of the transaction. Forward-looking statements can generally be identified by the use of words such as “believe”, “anticipate”,
“expect”, “estimate”, “intend”, “continue”, “plan”, “project”, “will”, “may”, “should”, “could”, “would”, “target”, “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this presentation that contain forward-looking statements are qualified by these cautionary statements. Although AGL Resources and Nicor believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by AGL Resources and Nicor stockholders and government or regulatory agencies (including the terms of such approvals); the risk that a condition to closing of the merger may not be satisfied; the possibility that the anticipated benefits and synergies from the proposed merger cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of AGL Resources and Nicor operations will be greater than expected; the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the impact of legislative, regulatory, competitive and technological changes; the risk that the credit ratings of the combined company may be different from what the companies expect; and other risk factors relating to the energy industry, as detailed from time to time in each of AGL Resources’ and Nicor’s reports filed with the Securities and Exchange Commission (“SEC”).
There can be no assurance that the proposed merger will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in AGL
Resources’ and Nicor’s release regarding the merger, as well as under Item 1.A. in each of AGL Resources’ and Nicor’s Annual Report on Form 10-K for the fiscal year ended 2009, and Item 1.A in each of AGL Resources’ and Nicor’s most recent Quarterly Report on Form 10-Q for the quarterly period ended September 30,
2010. AGL Resources and Nicor caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-
looking statements to make decisions with respect to AGL Resources and Nicor, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward looking statements concerning the proposed merger or other matters attributable to
AGL Resources or Nicor or persons acting on their behalf are expressly qualified by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this presentation. Neither AGL Resources nor Nicor undertakes any obligation to update or revise any forward-
looking statement, except as may be required by law.

Additional Information About the Merger
and Where to Find It
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In connection with the proposed merger, AGL Resources plans to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of AGL Resources and Nicor that also constitutes a prospectus of AGL Resources. AGL Resources and Nicor will mail the joint proxy statement/prospectus to their respective stockholders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE
BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about AGL Resources and Nicor, free of charge, at the website maintained by the SEC at www.sec.gov. You may also obtain these documents, free of charge, from AGL Resources’ website (www.aglresources.com) under the tab Investor Relations/SEC Filings or by directing a request to AGL Resources, P.O.
Box 4569, Atlanta, GA, 30302-4569. You may also obtain these documents, free of charge, from Nicor’s website (www.nicor.com) under the tab Investor
Information/SEC Filings or by directing a request to Nicor, P.O. Box 3014, Naperville, IL 60566-7014.

The respective directors and executive officers of AGL Resources and Nicor, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding AGL Resources’ directors and executive officers is available in its definitive proxy statement filed with the SEC by AGL Resources on March 15, 2010, and information regarding Nicor directors and executive officers is available in its definitive proxy statement filed with the SEC by Nicor on March 10, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Transaction Overview
Key Terms
• AGL Resources to acquire Nicor Inc. for $3.1 billion based on $53.00 per Nicor share
 ➢ 40% cash, funded by long-term bonds prior to closing
 ➢ 60% stock
• Implied transaction premium of ~22% to unaffected closing price on December 1, 2010
• Implied transaction premium of ~17% based on the average volume-weighted Nicor closing price over the last 20 trading days ending December 1, 2010
• Pro forma ownership: 67% AGL Resources / 33% Nicor
Dividend
Profile
Management &
Governance
• John Somerhalder to serve as Chairman, President and CEO of combined company
• Four Nicor board members to join AGL Resources board of directors
• Corporate headquarters in Atlanta, GA
• Distribution headquarters in Naperville, IL (Chicago suburb)
Approvals and
Timing
• Nicor and AGL Resources shareholder votes
• Primary required regulatory approvals
 ➢ Illinois Commerce Commission
 ➢ Hart-Scott-Rodino
 ➢ Federal Communications Commission
• Closing expected in the second half of 2011

• Dividend maintained for AGL Resources shareholders
• Implied 32% increase for stock portion of Nicor merger consideration
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• Visible and achievable financial and operational benefits driven by increased scale and scope
• Creates one of the lowest cost, most diversified natural gas utilities
• Combination of complementary unregulated businesses enhances platform for growth
• Leverages AGL Resources’ transaction integration expertise
• Enhances earnings profile through expected EPS accretion and increased growth rate
• Combined company expected to maintain solid investment-grade credit ratings
AGL Resources Combination Rationale
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Pro Forma Gas Distribution Service Territory
Pro Forma Primary Retail Energy Market Area
Non-utility Gas Storage Facilities
Wholesale Energy and Gas Storage Headquarters
Gas Distribution Headquarters
Corporate Headquarters

- Increased scale benefits customers over time
- Best practices shared across distribution territories and retail businesses
- Limited exposure to commodity prices, weather and bad debt expense for the combined company (through cost recovery and other regulatory mechanisms)
- Non-utility storage capabilities significantly increased

AGL Resources

nicor

6

Combination Creates a Leading Gas
Distribution Business
Note: Map excludes Nicor Tropical Shipping business and Central Valley natural gas storage facility under construction in California.
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$4.4(1)
$2.9
$2.8
$2.1
$2.0
$1.9
$1.8
$1.6
$1.5
$1.3
PF AGL
AGL
ATO
PNY
GAS
WGL
NJR
SWX
SJI
NWN

4.5
3.2
2.3
2.2
1.8
1.1
0.9
0.7
0.5
0.3
PF AGL
ATO
AGL
GAS
SWX
WGL
PNY
NWN
NJR
SJI

AGL Resources
nicor

Scale Enhancing Transaction
Market Capitalization ($bn)
Last Reported FY Distribution Customers (mm)
Market Cap ($bn)1	$4.4
LTM Revenue ($bn)	$5.1
LTM EBITDA ($bn)	$1.1
Utility Customers (mm)	4.5
2009 Rate Base ($bn)	$3.8
Regulated States	7
Total Employees	6,400
Retail Customers (mm)	1.1
Wholesale Gas Delivery (Bcf/d)	4.7
2012E Non Utility Storage (Bcf)	31
Combined Pro Forma Statistics
Source: SEC filings and Bloomberg as of 01-Dec-2010
1 Illustrative AGL Resources pro forma market capitalization based on AGL Resources share price as of 01-Dec-2010 and pro forma share count of 116.9 AGL Resources shares.
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• Creates incremental revenue opportunities
• Integration of non-utility businesses enhances leadership position across natural gas value chain
 – Leverages retail experience of both companies, including unique
 Nicor service offerings
 – Combined company will have experience with salt dome, reservoir, aquifer and market area LNG storage
 – Synergies expected from expanded geographic scope for Sequent and consolidation of middle and back-office functions
 • Both companies have effectively run asset optimization
 businesses
• Additional cost and revenue opportunities expected as we grow the business
Complementary Unregulated Businesses
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Unregulated Asset Overview
Retail
Wholesale
Storage
• Markets gas commodities to retail
 customers in GA & other states
Other

AGL Resources
Nicor
• Markets energy-related retail
 products including warranty plans, bill
 management & HVAC-related
 services
• Sequent provides natural gas asset
 management, producer and storage
 services, full-requirements supply and
 peaking needs
• Asset manager for all AGL Resources
 utilities
• Jefferson Island storage facility in
 Louisiana online (7.5 Bcf)
• Golden Triangle storage facility in
 Texas - first cavern online, second
 cavern online in 2012 (12 Bcf total)
• Central Valley storage facility in
 California online 2012 (11 Bcf)
• NA
• Tropical Shipping segment transports
 containerized freight in the Caribbean
 and Bahamas
• Expected to be ~4% of pro forma
 EBIT
• Enerchange provides wholesale
 marketing of gas supply, transport
 and storage services
• Operates Chicago Hub
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21%
10%
2%
67%
18%
10%
2%
4%
67%
10%
10%
13%
66%
Gas Distribution
Retail
Wholesale
Storage / Other
Shipping

AGL Resources
nicor

Pro Forma Business Mix
Remains a Highly Regulated Business
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AGL Resources Standalone
2009 EBIT
AGL Resources Pro Forma 2009
EBIT
Nicor Standalone
2009 EBIT

• Substantial upfront value to shareholders
 – Implied transaction premium of ~22% to unaffected closing price on December 1, 2010
 – Implied transaction premium of ~17% based on the average volume-weighted Nicor closing price over the last 20 trading days ending December 1, 2010
 – AGL Resources’ current dividend represents a 32% increase on the stock portion of consideration for Nicor shareholders
• Increased scope, scale and diversification of regulated operations
 – Creates one of the largest gas utilities with operations in seven states
 – Pro forma regulated EBIT contribution expected to remain at ~67%
• Highly complementary unregulated businesses
 – Anticipate strong cash flow through additional growth opportunities
 – Leverage AGL Resources’ transaction integration experience to generate high degree of synergy potential
• Experienced management team committed to maintaining solid investment grade credit ratings
• Continued involvement of four Nicor Board members going forward
Nicor Combination Rationale
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Additional Nicor Transaction Benefits
• Customers can rely on same local gas companies
• Continuation of the industry-leading low rates
• Retention of the Nicor Gas brand and personnel
• Integration of Nicor Gas into AGL Resources’ family of gas utilities in a seamless fashion for customers
Customers
Employees
• Establish newly expanded natural gas distribution headquarters in Naperville,
 Illinois in the Chicago area
• Commitment to maintaining existing Nicor levels of community involvement and charitable giving in Illinois

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Communities
• Commitment to maintain Nicor Gas employment levels in Illinois for at least three years
• New opportunities for employees created as part of a larger organization
• Combined company will continue to fully honor union collective bargaining agreements

Financial Highlights

• Anticipate transaction to be neutral to AGL Resources’ EPS in the first year post closing and accretive thereafter
 – Expect accretion through scale benefits, cost efficiencies and the enhanced revenue opportunities of the combined company
• Financial and operational benefits from the combination expected to be highly achievable
 – Savings through the elimination of duplicate public company costs
 – Mutual leveraging of respective retail business capabilities and services across a broader geographic base
 – Efficiencies from similar and complementary unregulated wholesale and retail businesses
 • AGL Resources successfully integrated previous acquisitions for the benefit of customers and shareholders
Pro Forma Earnings Profile
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$1,000
$800
$600
$400
$200
$0
($ in millions)
2008
2009
2010
2011
2012
2013
2014
2015
Regulated Capex
Unregulated Capex

AGL Resources
nicor

Pro Forma Capital Expenditure Profile
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Total Capital Expenditure Profile
Period of additional discretionary
cash flow for attractive capital
deployment opportunities
• Pro forma business expected to have greater proportion of regulated capex
• Significant portion of regulatory capex under riders, reducing time for recovery
• Non-utility gas storage construction largely complete
– By year-end 2011, virtually all currently planned construction capex will have been spent

2002-2010 CAGR: 6.3%
$ 1.08
$ 1.11
$ 1.15
$ 1.30
$ 1.48
$ 1.64
$ 1.68
$ 1.72
$ 1.76
59%
55%
50%
52%
54%
60%
59%
60%
59%
2002
2003
2004
2005
2006
2007
2008
2009
2010E
Dividend
Payout Ratio

AGL Resources
nicor

Strong Track Record of Dividend Growth
Commitment to Steady Payout Ratio
AGL Resources Dividend Per Share and Payout Ratio
• Strong cash generation and investment grade balance sheet to support dividend
• Expected to grow dividend in-line with earnings and maintain payout ratio consistent with peer group
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Strong Credit Profile
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Pro Forma Key Credit Ratios	Average 2005-2009	Year 1	Year 2
Funds from Operations/ Total Debt	21%	20% - 22%	22% - 24%
Funds from Operations Interest Coverage	5.2x	4.8x - 5.2x	4.8x - 5.2x
Debt / EBITDA	3.9x	3.1x - 3.5x	2.9x - 3.3x
Debt / Capitalization	58%	52% - 55%	50% - 53%
• Combined businesses expected to generate strong operating cash flow
• Solid balance sheet with significant opportunity to fund growth capital requirements
• Combined company credit metrics expected to support solid, investment-grade credit ratings

2012 P/E Multiple (x)
11.1x
14.8x
AGL Resources
Nicor
Pro Forma
Combined
Company

AGL Resources
nicor

(1)
(1)
Value Creation Potential
• Enhanced EPS growth
 opportunities
• Greater stock liquidity
• Broader equity
 research coverage
• Expected inclusion in
 additional important
 indices
Improved P/E
Potential
¹ Based on I/B/E/S consensus EPS estimates and market data as of 01-Dec-2010

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Transaction Timeline and Summary

Transaction Timeline
Dec 2010
Closing Expected in the Second Half of 2011
Q1 2011
Q2 2011
Q3 2011
Q4 2011
Transaction
Announced
File Joint Proxy
Statement
Secure Regulatory Approvals
AGL Resources and
Nicor Shareholder
Meetings
Develop Transition Implementation Plans
Close Transaction
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Long-Term Financing for Cash
Consideration

Summary
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• Combined company poised to deliver superior returns
• Additional scope and scale expected to enhance low cost leadership position and optimize capital spending opportunities
• Complementary unregulated businesses with enhanced opportunities
• Non-utility storage investment requirements for both companies will be nearly complete at transaction closing
• Significant cash flow generation for attractive capital deployment opportunities
• Dividend growth supported by solid investment grade balance sheet
• Seasoned and well regarded management team with proven track record

Appendix

Detailed Utility Profile

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State	Rate Base	% of Total	Customers (mm)	% of Total	Regulatory Attributes

Illinois	$ 1,338.3	35%	2.2	49%	Bad Debt Expense Tracker, Recently Approved Avg. HDD
Georgia	1,323.0	35%	1.6	35%	Decoupling
New Jersey	448.0	12%	0.3	6%	Weather Normalization
Virginia	442.0	12%	0.3	6%	Decoupling, Weather Normalization
Florida	153.0	4%	0.1	2%	Negotiated Rates Over 5-yr Period
Tennessee	105.0	3%	0.1	1%	Revenue Normalization
Maryland	NA		0.0	0%	Revenue Normalization
Total	$ 3,809.3	100%	4.5	100%
Note: Totals may not sum due to rounding.

Nicor Dividend Uplift
Per Share
AGL Resources current dividend (maintained for AGL Resources SH’s)	$1.76
× Transaction Exchange ratio1	1.397x
Implied Nicor exchange ratio adjusted dividend	$2.46

Current Nicor Dividend	$1.86
Dividend Uplift for Nicor (Stock Portion of Consideration)	$0.60 or ~32%
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• Both companies to continue existing dividend policy through closing
• Pro Forma dividend policy expected to retain focus of growing dividend in-line with earnings
• Nicor shareholders will receive a dividend uplift for the stock portion of consideration based on current annual dividends per share. Example below:
1 Transaction exchange ratio based on the 20 day volume weighted average stock price for AGL for the 20 days ending December 1, 2010.